CONSENT OF INDEPENDENT AUDITORS



The Trustees and Shareholders
Keystone Growth and Income Fund (S-1)

We consent to the use of our report dated September 26, 1997 for Keystone Growth and Income Fund (S-1) incorporated by reference herein and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the prospectus/proxy statement.

                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Boston, Massachusetts
December 3, 1997